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                                                                     EXHIBIT 5.1


                 [LETTERHEAD OF PILLSBURY MADISON & SUTRO LLP]

                                                January 17, 1997



BA Merchant Services, Inc.
One South Van Ness Avenue
San Francisco, California 94103

Ladies and Gentlemen:

    With reference to the Registration Statement on Form S-8 filed by BA Merchant Services, Inc., a Delaware corporation (the "Company"), with the Securities and Exchange Commission in connection with the registration under the Securities Act of 1933, as amended, of 6,000,000 shares of the Company's Class A Common Stock, par value $.01 per share (the "Shares"), to be issued in connection with the Company's Long-Term Incentive Plan (the "Plan"), which Plan is filed as an exhibit thereto:

    We are of the opinion that the Shares have been duly authorized and, when issued in the manner contemplated by the Registration Statement, will be validly issued, fully paid and nonassessable.

    We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement.

                             Very truly yours,



                             /s/ Pillsbury Madison & Sutro LLP